Exhibit 10.1.3

USP DOMESTIC HOLDINGS, INC.

15305 Dallas Parkway, Suite 1600
Addison, Texas 75001

September 24, 2004

Mark Mattson
SunTrust Bank, as Administrative Agent
201 Fourth Avenue North
Nashville, Tennessee 37219

Re:	Second Amended and Restated Credit Agreement dated as of November 7, 2002 (as amended from time to time, the “Credit Agreement”) by and among USP Domestic Holdings, Inc. (the “US Borrower”), USPE Holdings Limited (the “UK Borrower”; the US Borrower and the UK Borrower are collectively referred to herein as the “Borrowers”), and SunTrust Bank, as Administrative Agent (the “Administrative Agent”) on behalf of the various financial institutions and other persons from time to time parties thereto (the “Lenders”)

     Dear Mark:

     Capitalized terms not otherwise defined herein shall have such meaning as set forth in the Credit Agreement. As you know, on September 9, 2004, the UK Borrower terminated any rights it had to borrow under the Commitment. At this time, the Borrowers desire to terminate the Credit Agreement in its entirety as described below.

     Effective upon the Business Day following the execution of this letter by the Administrative Agent, the Borrowers hereby (i) reduce the Commitment Amounts to $0 pursuant to Section 2.2.1 of the Credit Agreement, and (ii) immediately, thereafter, terminate the Credit Agreement. The Borrowers hereby certify that as of the date of this letter, the Borrowers have no outstanding Obligations under the Credit Agreement or the Fee Letter.

     By signing below and returning this letter to my attention, Administrative Agent, on behalf of the other Lenders, hereby accepts the termination described herein and certifies that the requisite consents of the Required Lenders have been obtained. Accordingly, from and after the effective date described above, the Credit Agreement shall be terminated and of no further force or effect. Additionally, Administrative Agent commits to return to the Borrowers the originals of any and all Notes executed by the Borrowers in connection with the execution of the Credit Agreement.

Sincerely yours, USPE HOLDINGS LIMITED /s/ Mark A. Kopser USP DOMESTIC HOLDINGS, INC. /s/ Mark A. Kopser

     Agreed to and accepted by: SUNTRUST BANK

By:	/s/ MARK D. MATTSON

Title:	Managing Director